Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333 - 164898 of Ecopetrol S.A., of our report dated July 15, 2011 relating to the financial statements as of December 31, 2010 and for the two years in the period ended December 31, 2010, which appears in this annual report on Form 20-F for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers Ltda.

Bogota, Colombia

April 30, 2012